                                                                     Exhibit 4.2

                                 FLEET BANK - NH
                  THIRD AMENDMENT TO COMMERCIAL LOAN AGREEMENT
                               AND LOAN DOCUMENTS


     THIS THIRD AMENDMENT (the "Amendment") made as of the 27th day of February, 1997, is by and among FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), and WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC. and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, WPI GROUP (U.K.), an unlimited company organized under the laws of England and Wales, and WPI OYSTER TERMINALS LIMITED, a corporation organized under the laws of England and Wales, all such entities having executive offices at 1155 Elm Street Manchester, New Hampshire 03101 (all of such entities are hereinafter referred to individually and collectively as the "Borrower").

                                R E C I T A L S:
                                ----------------

     WHEREAS, pursuant to a Commercial Loan Agreement dated October 24, 1995, as amended by First Amendment to Commercial Loan Agreement and Loan Documents dated March 20, 1996, and Second Amendment to Commercial Loan Agreement and Loan Documents dated July 12, 1996 (as amended, the "Loan Agreement") and certain Loan Documents as defined therein, the Bank has extended to WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc. WPI Micro Processor Systems, INC., and WPI DecisionKey, Inc., a revolving line of credit loan in the principal amount of up to Thirty Million Dollars ($30,000,000.00) (the "Revolving Line of Credit Loan");

     WHEREAS, the Bank and the Borrower have agreed that each of WPI UK Holding, Inc., WPI UK Holding II, Inc., WPI Oyster Terminals, Inc., WPI Group (U.K.) and WPI Oyster Terminals Limited shall join the Loan Amendment and Loan Documents as borrowers thereunder;

     WHEREAS, the Borrower has requested, and the Bank has agreed, to eliminate the required reductions as of December 1, 1996 and June 30, 1997 of the maximum principal amount available to the Borrower under the Revolving Line of Credit Loan and to extend the Revolving Line of Credit Initial Review Date to March 31, 1999; and

     WHEREAS, to effect the foregoing the Bank and the Borrower are entering into this Amendment. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, the parties hereby agree as follows:


     1. ADDITION OF WPI UK HOLDING, INC., WPI UK HOLDING II, INC. WPI OYSTER TERMINALS, INC., WPI OYSTER TERMINALS LIMITED AND WPI GROUP (UK) AS BORROWER. Borrower and Bank agree that, effective as of the date hereof, each of the Loan

Agreement and the Loan Documents shall be and hereby is amended to join and include each of WPI UK Holding, Inc., WPI UK Holding II, Inc., WPI Oyster Terminal, Inc., WPI Oyster Terminals Limited, jointly and severally, as a borrower thereunder, such that each reference to "Borrower" in the Loan Agreement and in each of the Loan Documents shall hereafter mean and include each of WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI DecisionKey, Inc., WPI UK Holding, Inc., WPI UK Holding II, Inc., WPI Oyster Terminals, Inc., WPI Oyster Terminals Limited, and WPI Group (U.K.), jointly and severally. Borrower agrees to take all such further actions and to excuse all such further documents and instruments as are necessary, proper, or required to effect the provisions of this Section I.

     2. Amendment of Loan Agreement.
        ---------------------------

     (a) Section I. A. of the Loan Agreement shall be and hereby is amended by deleting the same and inserting in place thereof the following:

     "A. MAXIMUM AVAILABLE AMOUNT. THE AGGREGATE MAXIMUM PRINCIPAL AMOUNT AVAILABLE TO THE BORROWER UNDER THE REVOLVING LINE OF CREDIT LOAN SHALL BE UP TO THIRTY MILLION DOLLARS ($30,000,000.00).

     (b) Section I.C. of the Loan Agreement shall be and hereby is amended by changing the Revolving Line of Credit Initial Review Date referenced thereunder from March 31, 1998 to March 31, 1999.

     3. SUBSTITUTION AND REPLACEMENT OF REVOLVING LINE OF CREDIT PROMISSORY NOTE. To reflect the amendments hereby, the Bank and the Borrower agree that the Revolving Line of Credit Promissory Note in the principal amount of Thirty Million Dollars ($30,000,000.00) dated July 12, 1996 of WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., and WPI DecisionKey, Inc., payable to the order of the Bank shall be substituted and replaced in full by the Revolving Line of Credit Promissory Note in the principal amount of Thirty Million Dollars ($30,000,000.00) of Borrower payable to the order of the Bank attached hereto as Exhibit A (the "Replacement RLOC Note"), which Replacement RLOC Note shall be executed contemporaneously with the execution of this Amendment, such that the indebtedness of WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., and WPI DecisionKey, Inc., currently due and owing to the Bank under the Revolving Line of Credit Loan shall hereafter be evidenced by the Replacement RLOC Note.

     4. AMENDMENT OF OTHER LOAN DOCUMENTS. Each of the other Loan Documents, whether or not specifically referenced herein or hereby, shall be and hereby is amended to reflect the terms and conditions of this Amendment and to include within the scope of such Loan Documents and the description of loans and notes therein, the Revolving Line of Credit Loan as increased, amended and modified hereby.

     5. REPRESENTATIONS AND WARRANTIES. Each Borrower individually hereby makes, confirms, reasserts, and restates all of the representations and warranties of the Borrower under the Loan Agreement and each of the Loan Documents, all as of the date hereof.

     6. AFFIRMATIVE COVENANTS. Each Borrower individually hereby makes, confirms, reasserts, and restates all of the Affirmative Covenants of the Borrower as set forth in the Loan Agreement and each of the Loan Documents, as amended hereby, all as of the date hereof.

     7. NEGATIVE COVENANTS. Each Borrower individually hereby makes confirms, reasserts, and restates all of the Negative Covenants of the Borrower as set forth in the Loan Agreement and each of the Loan Documents, all as of the date hereof.

     8. NO OTHER MODIFICATIONS. Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Revolving Line of Credit Loan, the Loan Agreement and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

     9. BANK FEE. For and in consideration of the Bank entering into this Amendment and increasing the maximum principal amount available to the Borrower under the Revolving Line of Credit Loan, the Borrower shall pay the Bank a fee in the amount of Twenty-five Thousand Dollars ($25,000.00); provided, however, that such fee shall only be due and payable in the event that the Parent issues additional capital stock within the twelve (12) month period from the date hereof, and the proceeds of such issuance are used, in whole or in part, to pay down the outstanding principal amount under the Revolving Line of Credit Loan by an amount in excess of $1,000,000.00.

     10. COSTS AND EXPENSES OF BANK. The Borrower agrees to reimburse the Bank for all reasonable costs, expenses, and fees, including attorneys' fees, associated with the documentation of this Amendment. Borrower consents to Bank charging Borrower's Revolving Line of Credit Loan account for all such costs, expenses and fees.









     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment all as of the date first set forth above.


WITNESSES                                   FLEET BANK - NH

/s/Paula Belanger                           By:/s/Mark L. Young
-----------------------------                  ----------------
                                               Mark L. Young, Senior Vice
                                               President

WITNESSES:                                  BORROWER:

                                            WPI GROUP, INC.


/s/ Michael Tule ( to all)                  By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI POWER SYSTEMS, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI MAGNETEC, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman




                                            WPI ELECTRONICS, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI TERMIFLEX, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman

                                            WPI MICRO PALM, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI MICRO PROCESSOR SYSTEMS, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI DECISIONKEY, INC


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman WPI

                                            GROUP (U.K.)


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI OYSTER TERMINALS LIMITED


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI UK HOLDING, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI UK HOLDING II, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman


                                            WPI OYSTER TERMINALS, INC.


                                            By:/s/ Michael Foster
-----------------------------                  ------------------
                                               Michael Foster, Chairman

                                    EXHIBIT A


                    REVOLVING LINE OF CREDIT PROMISSORY NOTE
                    ----------------------------------------


$30,000,000.00 U.S.               Manchester, NH               February 27, 1997

     FOR VALUE RECEIVED, the undersigned, WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING, INC., and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, WPI GROUP (U.K.), an unlimited company organized under the laws of England and Wales, and WPI OYSTER TERMINALS LIMITED, a corporation organized under the laws of England and Wales, all such entities having executive offices at 1155 Elm Street Manchester, New Hampshire 03101 (all of such entitites are hereinafter referred to individually and collectively as the "BORROWER"), hereby promise, jointly and severally, to pay to the order of FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of THIRTY MILLION DOLLARS ($30,000,000.00), or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter (such amounts defined as the "Debit Balance" below), together with interest as provided for hereinbelow, in lawful money of the United States of America, all as provided hereinbelow.

     The Borrower's "Debit Balance" shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances and readvances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits to principal. The Bank shall render to the Borrower a statement of account with respect thereto on a monthly basis. The statement shall be considered correct and be considered accepted by the Borrower, and shall conclusively bind the Borrower, unless Borrower notifies the Bank to the contrary within thirty (30) days after the date of Borrower's receipt of the statement.

     The Bank agrees to lend to the Borrower, and the Borrower may borrow, up to the maximum principal sum provided for in this Note in accordance with and subject to the terms, conditions, and limitations of this Note and the Commercial Loan Agreement dated October 24, 1995, as amended by First Amendment to Commercial Loan Agreement and Loan Documents dated March 20, 1996, and by Second Amendment to Commercial Loan Agreement and Loan Documents dated July 12, 1996 and Third Amendment to Commercial Loan Agreement and Loan Documents of even date herewith among the Bank and the Borrower, and as the same may be further amended from time to time hereafter (as amended, the "Loan Agreement"). The holder of this Note is entitled to all of the benefits and rights, and is subject to all of the obligations, of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal and interest of this Note as herein provided. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     The Borrower agrees that the Bank may deliver all advances under this Note by direct deposit to any demand account of the Borrower with the Bank or in such other reasonable manner as may be designated in writing by the Bank to the Borrower, and that all such advances shall represent binding obligations of the Borrower.

     The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay its Debit Balance, plus interest and any other applicable charges as determined from time to time, and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previously existing Debit Balance in full.

     Interest shall be calculated and charged daily, based on the actual days elapsed over a three hundred sixty (360) day banking year, on the Debit Balance outstanding from time to time at an annual variable rate equal to the Prime Rate. The "Prime Rate" shall be the rate published by THE WALL STREET JOURNAL from time to time under the category "Prime Rate: The Base Rate on Corporate Loans posted by at least 75% of the Nation's 30 Largest Banks" (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the Bank in its sole discretion if THE WALL STREET JOURNAL ceases to publish such rate. The BORROWER acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the BANK on commercial loans. Each time the Prime Rate changes the interest rate hereunder shall change contemporaneously with such change in the Prime Rate. Notwithstanding the foregoing, the Borrower may elect from time to time a fixed rate of interest equal to the Eurodollar Based Rate to apply to outstanding principal hereunder, all in accordance with, and subject to the limitations of, the provisions of the Loan Agreement.

     Outstanding principal hereunder shall be paid in accordance with the terms and conditions of the Loan Agreement. Accrued interest only on the outstanding Debit Balance hereunder shall be payable monthly in arrears commencing thirty
(30) days from the date hereof (or on any day within 30 days of the date hereof agreed to by the Borrower and the Bank to provide for a convenient payment date) and continuing on the same date of each month thereafter through and until the Review Date as to which the Bank does not renew the Revolving Line of Credit Loan, whereupon all outstanding principal and accrued and unpaid interest hereunder shall be due and payable in full.

     The Borrower may prepay this Note in whole or in part at any time; provided, however, that such prepayment shall be subject to the terms and conditions of the Loan Agreement and the charges provided thereunder payable by Borrower to Bank. In the event that any such prepayment shall be made by the Borrower, the amount thereof shall be applied first to accrued interest and thereafter to principal.

     At the option of the Bank, this Note shall become immediately due and payable in full, without further demand or notice, if any installment of principal or interest is not paid when due hereunder or upon the occurrence of any other Event of Default under the terms hereof, of the Loan Agreement, or of any other Loan Document.

     The holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of the principal and/or interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof, together with accrued interest, shall after maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional five percent (5%) per annum.

     The Borrower grants to Bank the right to set off and apply, upon an Event of Default and without demand or notice of any nature, all, or any portion, of deposits, credits and other property now or hereafter due from the holder to the Borrower, against the indebtedness evidenced by this Note.

     The Borrower agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any action is instituted by the holder in its discretion.

     No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.

     The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

     All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

     The Borrower hereby waives, to the fullest extent permitted by law, presentment, notice, and protest. Borrower assents to any extension of the time of payment or any other indulgence.

     This Note and the provisions, hereof shall be binding upon the Borrower and the Borrower's successors and assigns and shall inure to the benefit of and shall bind the holder, the holder's heirs, administrators, executors, successors, legal representatives and assigns.

     The word "holder" as used herein shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

     This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

     This Note is executed and delivered in replacement of, but not in novation or discharge of, the Revolving Line of Credit Promissory Note of WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., and WPI DecisionKey, Inc., payable to the order of the Bank in the principal amount of Thirty Million Dollars ($30,000,000.00) dated July 12, 1996, as amended to date (collectively, as amended, the "Old Note"). All references to the Old Note in the Loan Agreement or any other Loan Document shall be deemed to refer to this Note.


     Executed and delivered this 27th day of February, 1997.


WITNESSES:                                BORROWER:

                                          WPI GROUP, INC.


/s/ Michael Tule (to all)                 By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman



                                          WPI POWER SYSTEMS, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman




                                          WPI MAGNETEC, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman

                                          WPI ELECTRONICS, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman


                                          WPI TERMIFLEX, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman



                                          WPI MICRO PALM, INC.


                                          By: /s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman



                                          WPI PROCESSOR SYSTEMS, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman



                                          WPI DECISIONKEY, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman


                                          WPI GROUP (U.K.)


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman

                                          WPI OYSTER TERMINALS LIMITED


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman


                                          WPI UK HOLDING, INC.


                                          By: /s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman


                                          WPI UK HOLDING II, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman


                                          WPI OYSTER TERMINALS, INC.


                                          By:/s/ Michael Foster
-----------------------------                ------------------
                                             Michael Foster, Chairman